Exhibit 10.7

AMENDMENT NO. 8 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 8 TO CREDIT AGREEMENT (this "Amendment") is entered into as of November 3, 2016, by and among the financial institutions party hereto (together with their respective successors and assigns, the "Lenders"), Wells Fargo Bank, N.A., as a Lender and administrative agent for the Lenders (in such capacity, "Agent"), CIBER, Inc., a Delaware corporation ("Borrower Representative"), on behalf of itself and each other Borrower (as defined in the Credit Agreement, defined below) other than CIBER AG, an Aktiengesellschaft organized under the laws of Germany ("CIBER AG") and CIBER AG.
WHEREAS, Borrower Representative, CIBER AG, CIBER UK Ltd., a limited company incorporated in England and Wales with company number 02623681 ("UK Borrower"), CIBER International B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands ("CIBER International") and CIBER Nederland B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands ("CIBER Nederland"; together with CIBER International, "Dutch Borrowers"), CIBER Holding GmbH, a Gesellschaft mit beschränkter Haftung organized under the laws of Germany ("CIBER Holdings Germany"), topcontracts GmbH, a Gesellschaft mit beschränkter Haftung organized under the laws of Germany ("topcontracts Germany"), CIBER AG and CIBER Managed Services GmbH, a Gesellschaft mit beschränkter Haftung organized under the laws of Germany ("CIBER Managed Services" and collectively with CIBER Holdings Germany, topcontracts Germany and CIBER AG, each a "German Borrower" and collectively, the "German Borrowers"; UK Borrower, Dutch Borrowers and German Borrowers are referred to hereinafter each individually as a "European Borrower" and collectively as the "European Borrowers"; Borrower Representative and European Borrowers are referred to hereinafter each individually as a "Borrower" and collectively as "Borrowers"), Agent and Lenders are parties to that certain Credit Agreement dated as of May 7, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined, capitalized terms used herein shall have the same meanings ascribed to such terms in the Credit Agreement); and
WHEREAS, Borrowers have requested that Agent and Lenders amend the Credit Agreement as more fully described herein, and Agent and Lenders have agreed to the foregoing, on the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 below, in reliance upon the representations and warranties of Borrowers set forth in Section 5 below, Credit Agreement is hereby amended as follows:
(a)    The following defined terms listed on Schedule 1.1 of the Credit Agreement are amended and restated in their entirety as follows:
"Availability Block" means an availability block equal to (a)(i) at all times on or prior to November 9, 2016, $2,150,556 and (ii) $4,650,556 at all times thereafter, plus (b) an amount equal to 25% of the net sale proceeds from the sales of the Equity

Interests or the assets of each CIBER Danamark A/S, CIBER Oy and/or CIBER Pty Ltd. as permitted by clause (t) of the definition of Permitted Dispositions, plus (c) at all times after FGI has provided financing to CIBER Spain pursuant to a FGI Accounts Purchase Agreement, the lesser of (i) 35% of the total potential availability of financing provided by FGI to CIBER Spain under the FGI Financing Documents and (ii) $1,099,444.
"Tier One Maximum Unbilled Amount" means (a) at all times on or prior to December 1, 2016, $12,000,000 and (b) $11,000,000 at all times thereafter.
"Tier Two Maximum Billed Amount" means (a) at all times on or prior to December 1, 2016, $4,300,000 and (b) $2,800,000 at all times thereafter.
2.    Continuing Effect. Except as expressly set forth in Section 1 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect.
3.    Reaffirmation and Confirmation. Each of Borrower Representative, on behalf of itself and each other Borrower (other than CIBER AG) and CIBER AG hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents (including without limitation Section 1 of that certain Waiver and Amendment No. 7 to Credit Agreement, dated October 27, 2016 among Borrower Representative, on behalf of itself and each other Borrower (other than CIBER AG), CIBER AG, CIBER International Holdings, C.V., each Dutch Borrower, Lenders and Agent), represent the valid, enforceable and collectible obligations of Borrowers, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each of Borrower Representative, on behalf of itself and each other Borrower (other than CIBER AG) and CIBER AG hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Borrower in all respects.
4.    Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, each in form and substance acceptable to Agent:
(a)    Agent shall have received a fully executed copy of this Amendment, including the Consent and Reaffirmation attached hereto, together with such other documents, agreements and instruments as Agent may require or reasonably request;
(b)    Agent shall have received the payment of the fee set forth in Section 6(a) hereto due on the date hereof; and
(c)    No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

5.    Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, Borrower Representative, on behalf of itself and each other Borrower (other than CIBER AG) and CIBER AG hereby jointly and severally represent and warrant to Agent and Lenders that, after giving effect to this Amendment:
(a)    All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date;
(b)    No Default or Event of Default has occurred and is continuing; and
(c)    This Amendment, the Credit Agreement and each Loan Document constitute legal, valid and binding obligations of each Loan Party and are enforceable against each Loan Party in accordance with their respective terms, except as such enforcement may be limited by equitable principals or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.
6.    Fees; Miscellaneous.
(a)    Amendment Fee. Borrowers shall pay to Agent an amendment fee equal to $75,000 which shall be fully earned and payable on the date hereof.
(b)    Expenses. Subject to Section 2.5 of the Credit Agreement, Borrower Representative, on behalf of itself and each other Borrower (other than CIBER AG) and CIBER AG jointly and severally agree to pay on demand all Lender Group Expenses of Agent (including, without limitation, the fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement.
(c)    Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York. The choice of law and venue and jury trial waiver provisions set forth in Section 12 of the Credit Agreement are incorporated herein by reference and shall apply in all respects to this Amendment.
(d)    Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission (including a ".pdf" file) shall be equally effective as delivery of an original executed counterpart of this Amendment.
7.    Release.

(a)    In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower Representative, on behalf of itself and each other Borrower (other than CIBER AG), each Guarantor (by Borrower Representative's execution and delivery of the attached Consent and Reaffirmation), and CIBER AG, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any such Borrower or Guarantor or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto, in each case, solely that arises at any time on or prior to the day and date of this Amendment.
(b)    Each of Borrower Representative, on behalf of itself and each other Borrower (other than CIBER AG) and each Guarantor (by Borrower Representative's execution and delivery of the attached Consent and Reaffirmation), and CIBER AG understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)    Each of Borrower Representative, on behalf of itself and each other Borrower (other than CIBER AG) and each Guarantor (by Borrower Representative's execution and delivery of the attached Consent and Reaffirmation) and CIBER AG agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

CIBER, INC., a Delaware corporation, on behalf of itself and each other Borrower (other than CIBER AG)
By:	/s/ Christian Mezger
Name:	Christian Mezger
Title:	CFO

CIBER AG
By:	/s/ Christian Mezger
Name:	Christian Mezger
Title:	Director

Signature Page to Amendment No. 8 to Credit Agreement

WELLS FARGO BANK, N.A., a national banking association, as Agent, as Lead Arranger, as Sole Book Runner, as UK Security Trustee, as a US Lender, as a UK-Dutch Lender and as a German Lender
By:	/s/ Karen Kenney
Name:	Karen Kenney
Its Authorized Signatory

Signature Page to Amendment No. 8 to Credit Agreement

CONSENT AND REAFFIRMATION
CIBER, Inc., a Delaware corporation ("Borrower Representative"), on behalf of each other Guarantor (as defined in the Credit Agreement) hereby: (i) acknowledges receipt of a copy of the foregoing Amendment No. 8 to Credit Agreement (the " Amendment ") (terms defined therein and used, but not otherwise defined, herein shall have the meanings assigned to them therein); (ii) consents to each Borrower's execution and delivery thereof; (iii) agrees, on behalf of each Guarantor, to be bound thereby, including Section 7 of the foregoing Amendment; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever any Loan Documents to which the undersigned is a party and reaffirms that each such Loan Document is and shall continue to remain in full force and effect. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, Borrower Representative, on behalf of each Guarantor, acknowledges and agrees that each Guarantor understands that Agent and Lenders have no obligation to inform any Guarantor of such matters in the future or to seek any Guarantor's acknowledgment or agreement to future consents, amendments or waivers, and nothing herein shall create such a duty.
[Signature Pages Follows]

Exhibit A

CIBER, INC., a Delaware corporation, on behalf of each Guarantor
By:	/s/ Christian Mezger
Name:	Christian Mezger
Title:	CFO

Signature Page to Consent and Reaffirmation to Amendment No. 8 to Credit Agreement